EXHIBIT 99.1

FOR RELEASE 6:00 AM ET, April 3, 2017
Contact:    Robert S. Tissue, Sr. Vice President & CFO
Telephone:    (304) 530-0552
Email:        rtissue@summitfgi.com

SUMMIT FINANCIAL GROUP, INC. COMPLETES ITS ACQUISITION OF FIRST CENTURY BANKSHARES, INC. AND SUBSIDIARY, FIRST CENTURY BANK
MOOREFIELD, WV - April 3, 2017 (GLOBE NEWSWIRE) - Summit Financial Group, Inc. (“Summit”) (NASDAQ: SMMF) announces completion, effective April 1, 2017, of the acquisition by its subsidiary Summit Community Bank, Inc. of First Century Bankshares, Inc. and its subsidiary, First Century Bank, headquartered in Bluefield, West Virginia.
The former First Century offices will continue to operate under that name until close of business on Friday, April 21, 2017, and will commence operating under the name Summit Community Bank on Monday, April 24, 2017.
As a result of the acquisition, John H. Shott will join the Board of Directors of each of Summit and Summit Community Bank.
About the Company
Summit Financial Group, Inc. is a $2.1 billion financial holding company headquartered in Moorefield, West Virginia. Summit provides community banking services primarily in the Eastern Panhandle and Southern regions of West Virginia and the Northern, Shenandoah Valley and Southwestern regions of Virginia, through its bank subsidiary, Summit Community Bank, Inc., which now operates thirty banking locations. Summit also operates Summit Insurance Services, LLC in Moorefield, West Virginia and Leesburg, Virginia.